December 2016 Preliminary Terms No. 1,180 Registration Statement No. 333-200365 Dated December 2, 2016 Filed pursuant to Rule 433

Structured Investments

Opportunities in U.S. Equities

Auto-Callable Securities with Fixed Percentage Buffered Downside

Linked to the Energy Select Sector SPDR® Fund due December 31, 2018

Principal at Risk Securities

The securities offered are unsecured obligations of Morgan Stanley and have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by this document. The securities provide for a minimum payment at maturity of only 10% of the face amount and do not provide for the regular payment of interest. The securities will be automatically called if the share closing price of the Energy Select Sector SPDR® Fund, which we refer to as the underlying shares, on any of the call dates (including the calculation day) is greater than or equal to the starting price, for a call payment that will increase over the term of the securities and that will correspond to a per-annum return that will be determined on the pricing date, as set forth below. No further payments will be made on the securities once they have been called. At maturity, if the securities have not been called and the ending price is greater than or equal to the starting price, investors will receive the call payment applicable to the calculation day. If the securities are not automatically called and the ending price is less than the starting price but greater than or equal to 90% of the starting price, which we refer to as the threshold price, investors will receive the face amount of the securities. However, if the securities are not automatically called and the ending price is less than the threshold price, investors will receive less than the face amount and have 1-to-1 downside exposure to the decrease in the price of the underlying shares beyond the 10% buffer amount. Investors may lose up to 90% of the face amount of the securities. These securities are for investors who are willing to risk their principal and forego current income and participation in the appreciation of the underlying shares in exchange for the possibility of receiving a call payment if the underlying shares close at or above the starting price on a call date and the limited protection against loss that applies only if the ending price is greater than or equal to the threshold price. Investors will not participate in any appreciation of the underlying shares. The securities are notes issued as part of Morgan Stanley’s Series F Global Medium-Term Notes program.

All payments are subject to the credit risk of Morgan Stanley. If Morgan Stanley defaults on its obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, the underlying shares or any securities held by the Energy Select Sector SPDR® Fund.

SUMMARY TERMS
Issuer:	Morgan Stanley
Underlying shares:	Shares of the Energy Select Sector SPDR® Fund (the “Fund”)
Aggregate face amount:	$
Face amount:	$1,000 per security. References in this document to a “security” are to a security with a face amount of $1,000.
Pricing date:	December 29, 2016*
Original issue date:	January 4, 2017* (3 business days after the pricing date)
Maturity date:	December 31, 2018*, subject to postponement if the calculation day is postponed
Automatic call:	If, on any call date, the share closing price of the underlying shares (multiplied by the adjustment factor as of such date) is greater than or equal to the starting price, the securities will be automatically called for the applicable call payment on the related call settlement date.
Call payment:

The call payment will be an amount in cash per face amount corresponding to a return at a per-annum rate that will be set on the pricing date, as follows:

• 1st call date: $1,077.50-$1,087.50, which corresponds to a call premium of 7.75-8.75%

• 2nd call date: $1,116.25-$1,131.25, which corresponds to a call premium of 11.625-13.125%

• Calculation day: $1,155.00-$1,175.00, which corresponds to a call premium of 15.50-17.50%

The actual call payment and call premium applicable to each call date will be determined on the pricing date.

No further payments will be made on the securities once they have been called.

Call dates:

The call dates will be as follows:

1st call date: January 4, 2018*

2nd call date: July 5, 2018*

Calculation day: December 26, 2018*

The call dates are subject to postponement for non-trading days and certain market disruption events.

Call settlement dates:	The fifth business day after the relevant call date; provided that the call settlement date for the calculation day will be the maturity date.
Starting price:	$ , which is the share closing price on the pricing date
Ending price:	The share closing price on the calculation day times the adjustment factor on such date
Redemption amount:

If the securities have not been called prior to maturity, you will receive at maturity a cash payment as follows:

• If the ending price is greater than or equal to the starting price:

the call payment applicable to the calculation day

• If the ending price is less than the starting price but greater than or equal to the threshold price:

$1,000

• If the ending price is less than the threshold price:

Under these circumstances, you will receive less, and up to 90% less, than the face amount of your securities at maturity.

Notwithstanding anything to the contrary in the accompanying product supplement for Auto-Callable Securities, the amount you will receive at maturity will be the redemption amount, defined and calculated as provided in this document.

Threshold price:	$ , which is equal to 90% of the starting price
Buffer amount:	10%
Adjustment factor:	1.0, subject to adjustment in the event of certain events affecting the underlying shares.
CUSIP/ISIN:	61761JZ85 / US61761JZ852
Listing:	The securities will not be listed on any securities exchange.
Agents:	Morgan Stanley & Co. LLC (“MS & Co.”), a wholly owned subsidiary of Morgan Stanley, and Wells Fargo Securities, LLC (“WFS”). See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $960.30 per security, or within $15.00 of that estimate. See “Investment Summary” beginning on page 3.
*To the extent we make any change to the pricing date or original issue date, the call dates, calculation day and maturity date may also be changed in our discretion to ensure that the term of the securities remains the same.
Commissions and offering price:	Price to public	Agent’s commissions(1)	Proceeds to issuer(2)
Per security	$1,000	$27.50	$972.50
Total	$	$	$
(1)	Wells Fargo Securities, LLC, an agent for this offering, will receive a commission of up to $27.50 for each security it sells. Dealers, including Wells Fargo Advisors (“WFA” ) (the trade name of the retail brokerage business of Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), may receive a selling concession of up to $15.00 per security, and WFA will receive a distribution expense fee of $0.75 for each security sold by WFA. See “Supplemental information concerning plan of distribution; conflicts of interest.”
(2)	See “Use of proceeds and hedging” on page 18.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page9. All payments on the securities are subject to the credit risk of Morgan Stanley.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information About the Securities” at the end of this document.

Product Supplement for Auto-Callable Securities dated February 29, 2016      Index Supplement dated February 29, 2016    Prospectus dated February 16, 2016

Wells Fargo Securities

Auto-Callable Securities with Fixed Percentage Buffered Downside

Linked to the Energy Select Sector SPDR® Fund due December 31, 2018

Principal at Risk Securities

Investment Summary

Auto-Callable Securities with Fixed Percentage Buffered Downside

Principal at Risk Securities

Auto-Callable Securities with Fixed Percentage Buffered Downside (the “securities”) do not provide for the regular payment of interest and provide for a minimum payment at maturity of only 10% of the face amount. The securities will be automatically called if the share closing price of the underlying shares on any of the call dates (including the calculation day) is greater than or equal to the starting price, for a call payment that will increase over the term of the securities and that will correspond to a per-annum return that will be determined on the pricing date, as set forth below. At maturity, if the securities have not been called and the ending price is greater than or equal to the starting price, investors will receive the call payment applicable to the calculation day. If the securities are not automatically called and the ending price is less than the starting price but greater than or equal to the threshold price, investors will receive the face amount of the securities. However, if the securities are not automatically called and the ending price is less than the threshold price, investors will be exposed to the decline in the underlying shares beyond the buffer amount on a 1-to-1 basis and will receive a redemption amount that is less than the face amount of the securities. Accordingly, investors in the securities must be willing to accept the risk of losing up to 90% of their initial investment.

Maturity:	Approximately 2 years, unless called earlier
Automatic call semi-annually (beginning after one year):	If, on any call date, the share closing price of the underlying shares (multiplied by the adjustment factor as of such date) is greater than or equal to the starting price, the securities will be automatically called for the applicable call payment on the related call settlement date.
Call payment:

The call payment will be an amount in cash per face amount corresponding to a return at a per-annum rate that will be set on the pricing date, as follows:

•     1st call date: $1,077.50-$1,087.50, which corresponds to a call premium of 7.75-8.75%

•     2nd call date: $1,116.25-$1,131.25, which corresponds to a call premium of 11.625-13.125%

•     Calculation day: $1,155.00-$1,175.00, which corresponds to a call premium of 15.50-17.50%

The actual call payment and call premium applicable to each call date will be determined on the pricing date.

No further payments will be made on the securities once they have been called.

Buffer amount:	10%, with 1-to-1 downside exposure below the buffer.
Redemption amount:

If the securities have not been called, you will receive at maturity a cash payment as follows:

•     If the ending price is greater than or equal to the starting price:

the call payment applicable to the calculation day

•     If the ending price is less than the starting price but greater than or equal to the threshold price:

$1,000

•     If the ending price is less than the threshold price:

Under these circumstances, you will receive less, and up to 90% less, than the face amount of your securities at maturity.

December 2016	Page 2

Auto-Callable Securities with Fixed Percentage Buffered Downside

Linked to the Energy Select Sector SPDR® Fund due December 31, 2018

Principal at Risk Securities

The face amount of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000. We estimate that the value of each security on the pricing date will be approximately $960.30, or within $15.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying shares. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying shares, instruments based on the underlying shares, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the call payment amounts, the threshold price and the buffer amount, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

December 2016	Page 3

Auto-Callable Securities with Fixed Percentage Buffered Downside

Linked to the Energy Select Sector SPDR® Fund due December 31, 2018

Principal at Risk Securities

Scenario Analysis

The following scenarios are for illustrative purposes only to demonstrate how a call payment or the redemption amount (if the securities have not previously been called) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be called, and the redemption amount may be less than the face amount of the securities.

Scenario 1: The securities are called prior to maturity	When the share closing price of the underlying shares (multiplied by the then-current adjustment factor) is greater than or equal to the starting price on either of the first two call dates, the securities will be automatically called for the call payment applicable to such call date. Investors will not participate in any appreciation of the underlying shares.
Scenario 2: The securities are not called prior to maturity, and investors receive a fixed positive return at maturity	This scenario assumes that the share closing price of the underlying shares is below the starting price on each of the first two call dates. Consequently, the securities are not called prior to maturity. On the calculation day, the ending price is greater than or equal to the threshold price. At maturity, investors will receive a redemption amount equal to the call payment applicable to the calculation day. Investors will not participate in any appreciation of the underlying shares.
Scenario 3: The securities are not called prior to maturity, and investors receive the face amount of the securities at maturity	This scenario assumes that the share closing price of the underlying shares (multiplied by the then-current adjustment factor) is below the starting price on each of the first two call dates. Consequently, the securities are not called prior to maturity. On the calculation day, the share closing price of the underlying shares has decreased from the starting price by an amount less than or equal to the buffer amount such that the ending price is greater than or equal to the threshold price. At maturity, investors will receive a redemption amount equal to the face amount of the securities.
Scenario 4: The securities are not called prior to maturity, and investors suffer a loss of principal at maturity

This scenario assumes that the share closing price of the underlying shares (multiplied by the then-current adjustment factor) is below the starting price on each of the first two call dates. Consequently, the securities are not called prior to maturity. On the calculation day, the share closing price of the underlying shares has decreased by more than the buffer amount such that the ending price is below the threshold price. At maturity, the securities redeem for less than the face amount and have 1-to-1 downside exposure to the decrease in the price of the underlying shares beyond the buffer amount. For example: if the underlying shares decrease in value by 25%, the securities will redeem for $850, or 85% of the face amount.

If the securities are not called prior to maturity and the ending price is below the threshold price on the calculation day, the securities will be fully exposed to any decline in the share closing price of the underlying shares beyond the buffer amount. Investors may lose up to 90% of their initial investment.

December 2016	Page 4

Auto-Callable Securities with Fixed Percentage Buffered Downside

Linked to the Energy Select Sector SPDR® Fund due December 31, 2018

Principal at Risk Securities

How the Securities Work

Payoff Diagram

The payoff diagram below is based on hypothetical percentage changes in the share closing price of the underlying shares from the pricing date to the applicable call date. The call premiums reflected below are hypothetical and are based on the midpoint of the ranges specified for the call premiums.

This diagram has been prepared for purposes of illustration only. Your actual return will depend on (i) whether the securities are automatically called; (ii) if the securities are automatically called, the actual call premium and the actual call date on which the securities are called; (iii) if the securities are not automatically called prior to maturity, the actual ending price; and (iv) whether you hold your securities to the call settlement date or maturity.

December 2016	Page 5

Auto-Callable Securities with Fixed Percentage Buffered Downside

Linked to the Energy Select Sector SPDR® Fund due December 31, 2018

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples are for illustrative purposes only. Whether the securities are called will be determined by reference to the share closing price of the underlying shares on each of the call dates, and the redemption amount payable at maturity will be determined by reference to the share closing price of the underlying shares on the calculation day. The actual starting price, threshold price and call payment amounts will be determined on the pricing date. The examples below assume that no adjustments are made to the adjustment factor. Some numbers appearing in the examples below may have been rounded for ease of analysis. All payments on the securities are subject to the credit risk of Morgan Stanley. The below examples are based on the following terms:

Hypothetical Starting Price:	$70.00
Hypothetical Threshold Price:	$63.00, which is 90% of the hypothetical starting price
Hypothetical Call Payment:

•     1st call date: $1,082.50, which corresponds to a call premium of 8.25%

•     2nd call date: $1,123.75, which corresponds to a call premium of 12.375%

•     Calculation day: $1,165.00, which corresponds to a call premium of 16.50%

No further payments will be made on the securities once they have been called.

Redemption Amount:

If the securities have not been called prior to maturity, you will receive at maturity a cash payment as follows:

•     If the ending price is greater than or equal to the starting price:

the call payment applicable to the calculation day

•     If the ending price is less than the starting price but greater than or equal to the threshold price:

$1,000

•     If the ending price is less than the threshold price:

Under these circumstances, you will lose some, and up to 90%, of your investment.

Face Amount:	$1,000

Automatic Call:

Example 1 — the securities are called following the second call date

Date	Share Closing Price of the Underlying Shares	Payment (per Security)
1st Call Date	$67.00 (below the starting price, securities are not called)	--
2nd Call Date	$102.00 (at or above the starting price, securities are automatically called)	$1,123.75

In this example, the share closing price of the underlying shares on the first call date is below the starting price, and the share closing price of the underlying shares on the second call date is at or above the starting price. Therefore the securities are automatically called on the second call date. Investors receive the call payment applicable to the second call date. Investors receive $1,123.75 per security on the related call settlement date, corresponding to a total return of 12.375% over the 18-month term of the securities. No further payments will be made on the securities once they have been called. Investors do not participate in the appreciation of the underlying shares.

December 2016	Page 6

Auto-Callable Securities with Fixed Percentage Buffered Downside

Linked to the Energy Select Sector SPDR® Fund due December 31, 2018

Principal at Risk Securities

Example 2 — the ending price is at or above the starting price

Date	Share Closing Price of the Underlying Shares	Payment (per Security)
1st Call Date	$67.00 (below the starting price, securities are not called)	--
2nd Call Date	$69.00 (below the starting price, securities are not called)	--
Calculation Day	$87.00 (above the starting price)	$1,165.00

In this example, the share closing price of the underlying shares is below the starting price on each of the first two call dates, and therefore the securities are not called prior to maturity. On the calculation day, the ending price is at or above the starting price, and accordingly, investors receive the call payment applicable to the calculation day. Investors receive at maturity a redemption amount equal to $1,165.00 per security at maturity, corresponding to a total return of 16.50% over the 2-year term of the securities. Investors do not participate in the appreciation of the underlying shares.

Redemption Amount

In the following examples, the share closing price of the underlying shares is below the starting price on each of the call dates, and, consequently, the securities are not automatically called.

Example 1 — the ending price is below the starting price but at or above the threshold price

Date	Share Closing Price of the Underlying Shares	Payment (per Security)
1st Call Date	$67.00 (below the starting price, securities are not called)	--
2nd Call Date	$69.00 (below the starting price, securities are not called)	--
Calculation Day	$68.00 (below the starting price but above the threshold price)	$1,000.00

In this example, the share closing price of the underlying shares is below the starting price on each of the call dates, and therefore the securities are not called. On the calculation day, the ending price is below the starting price but at or above the threshold price, and accordingly, investors receive a redemption amount at maturity equal to the face amount of $1,000 per security, representing a 0% return over the 2-year term of the securities.

Example 2 — the ending price is below the threshold price

Date	Share Closing Price of the Underlying Shares	Payment (per Security)
1st Call Date	$67.00 (below the starting price, securities are not called)	--
2nd Call Date	$69.00 (below the starting price, securities are not called)	--

December 2016	Page 7

Auto-Callable Securities with Fixed Percentage Buffered Downside

Linked to the Energy Select Sector SPDR® Fund due December 31, 2018

Principal at Risk Securities

Calculation Day	$28.00 (below the threshold price)

In this example, the share closing price of the underlying shares is below the starting price on each of the call dates, and therefore the securities are not called. On the calculation day, the ending price is below the threshold price, and accordingly, investors are fully exposed to the negative performance of the underlying shares beyond the buffer amount and will receive a redemption amount at maturity that is less than the face amount of the securities. The redemption amount is $500.00 per security, representing a loss of 50% on your investment over the 2-year term of the securities.

If the securities are not called prior to maturity and the ending price is below the threshold price on the calculation day, the securities will be fully exposed to any decline in the share closing price of the underlying shares beyond the buffer amount. You may lose up to 90% of the face amount of your securities at maturity.

December 2016	Page 8

Auto-Callable Securities with Fixed Percentage Buffered Downside

Linked to the Energy Select Sector SPDR® Fund due December 31, 2018

Principal at Risk Securities

Risk Factors

The following is a list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

▪	The securities do not pay interest, and you will receive less, and up to 90% less, than the face amount of your securities at maturity if the securities are not called and the ending price is less than the threshold price. The terms of the securities differ from those of ordinary debt securities in that the securities do not pay interest or guarantee the return of the face amount of the securities. If the securities are not called and the ending price is less than the threshold price, you will receive less, and up to 90% less, than the face amount of your securities at maturity.

▪	The appreciation potential of the securities is limited by the fixed call payments specified for each call date. The appreciation potential of the securities is limited to the fixed call payments specified for each call date, applicable only if the share closing price of the underlying shares is at or above the starting price on one of the call dates. You will not participate in any appreciation of the underlying shares, which may be significant.

▪	The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market, including:

▪	the trading price, volatility (frequency and magnitude of changes in value) and dividends of the underlying shares and of the stocks composing the Energy Select Sector Index (the “share underlying index,” the index which the underlying shares seek to track),

▪	interest and yield rates in the market,

▪	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying shares or the securities markets generally and which may affect the share closing price of the underlying shares,

▪	the time remaining until the securities mature,

▪	the occurrence of certain events affecting the underlying shares that may or may not require an adjustment to the adjustment factor, and

▪	any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the face amount if at the time of sale the share closing price of the underlying shares is below the starting price.

You cannot predict the future performance of the underlying shares based on their historical performance. If the securities are not called and the ending price is less than the starting price, you will be exposed on a 1-to-1 basis to the full decline in the ending price from the threshold price.

▪	The securities are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on Morgan Stanley’s ability to pay all amounts due on the securities upon a call or at maturity and therefore you are subject to the credit risk of Morgan Stanley. The securities are not guaranteed by any other entity. If Morgan Stanley defaults on its obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of Morgan Stanley’s creditworthiness. Any actual or anticipated decline in Morgan Stanley’s credit ratings or increase in the credit spreads charged by the market for taking Morgan Stanley credit risk is likely to adversely affect the market value of the securities.

December 2016	Page 9

Auto-Callable Securities with Fixed Percentage Buffered Downside

Linked to the Energy Select Sector SPDR® Fund due December 31, 2018

Principal at Risk Securities

▪	Investing in the securities is not equivalent to investing in the underlying shares or the stocks composing the share underlying index. Investing in the securities is not equivalent to investing in the underlying shares, the share underlying index or the stocks that constitute the share underlying index. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying shares or the stocks that constitute the share underlying index.

▪	Investing in the securities exposes investors to risks associated with investments with a concentration in the energy sector. The stocks included in the share underlying index, and that are generally tracked by the Energy Select Sector SPDR® Fund are stocks of companies whose primary business is directly associated with the energy sector, including the following sub-sectors: (i) oil, gas and consumable fuels and (ii) energy equipment and services. Because the value of the securities is linked to the performance of the underlying shares, an investment in the securities exposes investors to risks associated with investments in securities with a concentration in the energy sector.

Energy companies develop and produce crude oil and natural gas and/or provide drilling and other energy resources production and distribution related services.  Stock prices for these types of companies are mainly affected by the business, financial and operating condition of the particular company, as well as changes in prices for oil, gas and other types of fuels, which in turn largely depend on supply and demand for various energy products and services.   Some of the factors that may influence supply and demand for energy products and services include:  general economic conditions and growth rates, weather conditions, the cost of exploring for, producing and delivering oil and gas, technological advances affecting energy efficiency and energy consumption, the ability of the Organization of Petroleum Exporting Countries (OPEC) to set and maintain production levels of oil, currency fluctuations, inflation, natural disasters, civil unrest, acts of sabotage or terrorism and other regional or global events.  The profitability of energy companies may also be adversely affected by existing and future laws, regulations, government actions and other legal requirements relating to protection of the environment, health and safety matters and others that may increase the costs of conducting their business or may reduce or delay available business opportunities.  Increased supply or weak demand for energy products and services, as well as various developments leading to higher costs of doing business or missed business opportunities, would adversely impact the performance of companies in the energy sector.  The value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the energy sector or one of the sub-sectors of the energy sector than a different investment linked to securities of a more broadly diversified group of issuers.

▪	Adjustments to the underlying shares or to the share underlying index could adversely affect the value of the securities. The investment advisor to the Fund, SSgA Funds Management, Inc. (the “Investment Advisor”), seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the share underlying index. Pursuant to its investment strategy or otherwise, the Investment Advisor may add, delete or substitute the stocks composing the Fund. Any of these actions could adversely affect the price of the underlying shares, and, consequently, the value of the securities. The stocks included in the share underlying index are selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated, which we refer to as Merrill Lynch, acting as index compilation agent in consultation with Standard & Poor’s Financial Services LLC, which we refer to as S&P, from the universe of companies represented by the S&P 500® Index. Merrill Lynch, in consultation with S&P, can add, delete or substitute the stocks underlying the share underlying index that could change the value of the share underlying index, and, consequently, the price of the underlying shares and the value of the securities.

▪	The performance and market price of the Fund, particularly during periods of market volatility, may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of the Fund. The Fund does not fully replicate the share underlying index and may hold securities that are different than those included in the share underlying index. In addition, the performance of the Fund will reflect additional transaction costs and fees that are not included in the calculation of the share underlying index. All of these factors may lead to a lack of correlation between the performance of the Fund and the share underlying index. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying the Fund may impact the variance between the performances of the Fund and the share underlying index. Finally, because the shares of the Fund are traded on an exchange and are subject to market

December 2016	Page 10

Auto-Callable Securities with Fixed Percentage Buffered Downside

Linked to the Energy Select Sector SPDR® Fund due December 31, 2018

Principal at Risk Securities

supply and investor demand, the market price of one share of the Fund may differ from the net asset value per share of the Fund.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying the Fund may be disrupted or limited, or such securities may be unavailable in the secondary market. Under these circumstances, the liquidity of the Fund may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of the Fund, and their ability to create and redeem shares of the Fund may be disrupted. Under these circumstances, the market price of shares of the Fund may vary substantially from the net asset value per share of the Fund or the level of the share underlying index.

For all of the foregoing reasons, the performance of the Fund may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of the Fund. Any of these events could materially and adversely affect the price of the underlying shares and, therefore, the value of the securities. Additionally, if market volatility or these events were to occur on a call date or the calculation day, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination would affect the amount payable on the securities. If the calculation agent determines that no market disruption event has taken place, the amount payable on the securities would be based solely on the published share closing price of the underlying shares on the relevant day, even if the underlying shares are underperforming the share underlying index or the component securities of the share underlying index and/or trading below the net asset value per share of the Fund.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the face amount reduce the economic terms of the securities, cause the estimated value of the securities to be less than the face amount and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the face amount, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the face amount and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the face amount and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪	Reinvestment risk. The term of your investment in the securities may be limited to as short as approximately 1 year by the automatic call feature of the securities. If the securities are called prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

▪	The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your

December 2016	Page 11

Auto-Callable Securities with Fixed Percentage Buffered Downside

Linked to the Energy Select Sector SPDR® Fund due December 31, 2018

Principal at Risk Securities

securities at any time after the date of this pricing supplement will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

▪	The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the shares of the Energy Select Sector SPDR® Fund. MS & Co., as calculation agent, will adjust the adjustment factor for certain events affecting the underlying shares. However, the calculation agent will not make an adjustment for every event that could affect the underlying shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the value of the securities may be materially and adversely affected.

▪	The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. and WFS may, but are not obligated to, make a market in the securities and, if either of them once chooses to make a market, may cease doing so at any time. When they do make a market, they will generally do so for transactions of routine secondary market size at prices based on their respective estimates of the current value of the securities, taking into account their respective bid/offer spreads, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that they will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. or WFS is willing to transact. If, at any time, MS & Co. and WFS were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

▪	The calculation agent, which is a subsidiary of Morgan Stanley, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the starting price, the threshold price, the ending price, whether the securities will be called following any call date, whether a market disruption event has occurred, whether to make any adjustments to the adjustment factor and the payment that you will receive upon an automatic call or at maturity. Moreover, certain determinations made by MS & Co. in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events, certain adjustments to the adjustment factor, the selection of a successor index or calculation of the share closing price of the underlying shares in the event of a market disruption event or discontinuance of the underlying shares or the share underlying index. These potentially subjective determinations may adversely affect the payout to you on the securities. For further information regarding these types of determinations, see "Description of Auto-Callable Securities—Postponement of Determination Dates," "—Alternate Exchange Calculation in Case of an Event of Default,” "—Discontinuance of the Underlying Shares of an Exchange-Traded Fund and/or Share Underlying Index; Alteration of Method of Calculation” and "—Calculation Agent and Calculations" in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

▪	Hedging and trading activity by our subsidiaries could potentially affect the value of the securities. One or more of our subsidiaries and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying shares or the share underlying index), including trading in the underlying shares and in other instruments related to the underlying shares or the share underlying index. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the calculation day approaches. Some of our subsidiaries also trade the underlying shares or the stocks that constitute the share underlying index and other financial instruments related to the share underlying index on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the starting price, and, therefore, could potentially increase the price at or above which the underlying shares must close on the calculation day (if the securities are not called) so that investors do not suffer a loss on their initial investment in the securities. Additionally, such hedging or trading activities during the term of the securities, including on the calculation day, could adversely affect the share closing price of the underlying shares on the calculation day, and, accordingly, the amount of cash an investor will receive at maturity.

December 2016	Page 12

Auto-Callable Securities with Fixed Percentage Buffered Downside

Linked to the Energy Select Sector SPDR® Fund due December 31, 2018

Principal at Risk Securities

▪	The stated maturity date may be postponed if the calculation day is postponed. If the scheduled calculation day is not a trading day or if a market disruption event occurs on that day so that the calculation day is postponed and falls less than two business days prior to the stated maturity date, the stated maturity date of the securities will be postponed to the second business day following that calculation day as postponed.

▪	Historical prices of the underlying shares should not be taken as an indication of the future performance of the underlying shares during the term of the securities. No assurance can be given as to the price of the underlying shares at any time, including on the calculation day, because historical prices of the underlying shares do not provide an indication of future performance of the underlying shares.

▪	Potentially inconsistent research, opinions or recommendations by MS & Co., WFS or their respective affiliates. MS & Co., WFS and their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by MS & Co., WFS or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlying shares to which the securities are linked.

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Provisions – Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities (together the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment for the securities, the timing and character of income on the securities might differ significantly from the tax treatment described in the Tax Disclosure Sections. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the securities as ordinary income. Additionally, as discussed under “United States Federal Taxation—FATCA Legislation” in the accompanying product supplement for auto-callable securities, the withholding rules commonly referred to as “FATCA” would apply to the securities if they were recharacterized as debt instruments. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

December 2016	Page 13

Auto-Callable Securities with Fixed Percentage Buffered Downside

Linked to the Energy Select Sector SPDR® Fund due December 31, 2018

Principal at Risk Securities

Energy Select Sector SPDR® Fund Overview

The Energy Select Sector SPDR® Fund is an exchange-traded fund managed by the Select Sector SPDR® Trust (the “Trust”), a registered investment company. The Trust consists of nine separate investment portfolios, including the Energy Select Sector SPDR® Fund. The Energy Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Energy Select Sector Index. It is possible that this fund may not fully replicate the performance of the share underlying index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor either agent makes any representation that such publicly available documents or any other publicly available information regarding the Energy Select Sector SPDR® Fund is accurate or complete.

Information as of market close on November 28, 2016:

Bloomberg Ticker Symbol:	XLE
Current Share Price:	$71.71
52 Weeks Ago:	$68.02
52 Week High (on 11/23/2016):	$73.08
52 Week Low (on 1/20/2016):	$51.80

The following graph sets forth the daily share closing prices of the underlying shares for each quarter in the period from January 1, 2011 through November 28, 2016. The related table sets forth the published high and low share closing prices, as well as end-of-quarter share closing prices, of the underlying shares for each quarter in the same period. The share closing price of the underlying shares on November 28, 2016 was $71.71. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The underlying shares have at times experienced periods of high volatility. You should not take the historical prices of the underlying shares as an indication of future performance, and no assurance can be given as to the share closing price of the underlying shares on any call date, including the calculation day.

Energy Select Sector SPDR® Fund Daily Share Closing Prices January 1, 2011 to November 28, 2016

December 2016	Page 14

Auto-Callable Securities with Fixed Percentage Buffered Downside

Linked to the Energy Select Sector SPDR® Fund due December 31, 2018

Principal at Risk Securities

Energy Select Sector SPDR® Fund	High ($)	Low ($)	Period End ($)
2011
First Quarter	80.01	67.78	79.81
Second Quarter	80.44	70.99	75.35
Third Quarter	79.79	58.59	58.59
Fourth Quarter	73.04	56.55	69.13
2012
First Quarter	76.29	69.46	71.73
Second Quarter	72.42	62.00	66.37
Third Quarter	76.57	64.96	73.48
Fourth Quarter	74.94	68.59	71.44
2013
First Quarter	79.99	72.86	79.32
Second Quarter	83.28	74.09	78.36
Third Quarter	85.30	78.83	82.88
Fourth Quarter	88.51	81.87	88.51
2014
First Quarter	89.06	81.89	89.06
Second Quarter	101.29	88.45	100.10
Third Quarter	100.58	90.62	90.62
Fourth Quarter	88.77	73.36	79.16
2015
First Quarter	82.29	72.86	77.58
Second Quarter	82.94	74.64	75.16
Third Quarter	74.54	59.22	61.20
Fourth Quarter	71.40	58.78	60.55
2016
First Quarter	63.75	51.80	61.92
Second Quarter	69.50	60.18	68.24
Third Quarter	71.80	65.27	70.61
Fourth Quarter (through November 28, 2016)	73.08	67.77	71.71

This document relates only to the securities referenced hereby and does not relate to the underlying shares. We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor either agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust. Neither we nor either agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the price of the underlying shares (and therefore the price of the underlying shares at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the payment received with respect to the securities and therefore the value of the securities.

Neither we, the agents nor any of our or their affiliates makes any representation to you as to the performance of the underlying shares.

We and/or our affiliates may presently or from time to time engage in business with the Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our

December 2016	Page 15

Auto-Callable Securities with Fixed Percentage Buffered Downside

Linked to the Energy Select Sector SPDR® Fund due December 31, 2018

Principal at Risk Securities

affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the underlying shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a prospective purchaser of the securities, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the underlying shares.

“Standard & Poor’s®”, “S&P®”, “S&P 500®”, “SPDR®”, “Select Sector SPDR” and “Select Sector SPDRs” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”), an affiliate of The McGraw-Hill Companies, Inc. (“MGH”). The securities are not sponsored, endorsed, sold, or promoted by S&P, MGH or the Trust. S&P, MGH and the Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P, MGH and the Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The Energy Select Sector Index. The Energy Select Sector Index is calculated and disseminated by S&P and is designed to provide an effective representation of the energy sector of the S&P 500® Index. The Energy Select Sector Index includes companies in the following industries: (i) oil, gas and consumable fuels and (ii) energy equipment and services. As of August 31, 2016, the Energy Select Sector Index consisted of 37 component stocks. See “Energy Select Sector Index” in the accompanying index supplement.

December 2016	Page 16

Auto-Callable Securities with Fixed Percentage Buffered Downside

Linked to the Energy Select Sector SPDR® Fund due December 31, 2018

Principal at Risk Securities

Additional Information About the Securities

Please read this information in conjunction with the summary terms on the front cover of this document. Notwithstanding anything to the contrary in the accompanying product supplement for Auto-Callable Securities, the amount you will receive at maturity will be the redemption amount, defined and calculated as provided in this document.

Additional Provisions:
Denominations:	$1,000 and integral multiples thereof
Share underlying index:	Energy Select Sector Index
Face amount:	The accompanying product supplement refers to the face amount as the “stated principal amount.”
Calculation day:	The accompanying product supplement refers to the calculation day as the “final determination date.”
Redemption amount:	The accompanying product supplement refers to the redemption amount as the “payment at maturity.”
Starting price:	The accompanying product supplement refers to the starting price as the “initial share price.”
Ending price:	The accompanying product supplement refers to the ending price as the “final share price.”
Share closing price:	The accompanying product supplement refers to the share closing price as the “closing price.” See “Description of Auto-Callable Securities—Auto-Callable Securities Linked to Underlying Shares—Some Definitions” in the accompanying product supplement for the definition of closing price.
Call payment:	The accompanying product supplement refers to the call payment as the “early redemption payment.”
Call dates:	The accompanying product supplement refers to the call dates as the “determination dates.”
Call settlement dates:	The accompanying product supplement refers to the call settlement dates as the “early redemption dates.”
Postponement of the call dates and maturity date:	If any call date (including the calculation day) is postponed due to a non-trading day or certain market disruption events so that it falls less than two business days prior to the relevant scheduled call settlement date or maturity date, the call settlement date or maturity date will be postponed to the second business day following that call date as postponed, and no adjustment will be made to any call payment or the redemption amount paid on such postponed date. See “Description of Auto-Callable Securities—Auto-Callable Securities Linked to Underlying Shares” and “—Calculation Agent and Calculations” and related definitions in the accompanying product supplement for auto-callable securities.
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:	Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, each security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.
Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, the following U.S. federal income tax consequences should result based on current law:
▪ A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.
▪ Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.
In 2007, the U.S. Treasury Department and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of

December 2016	Page 17

Auto-Callable Securities with Fixed Percentage Buffered Downside

Linked to the Energy Select Sector SPDR® Fund due December 31, 2018

Principal at Risk Securities

factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for auto-callable securities, Section 871(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined upon issuance, based on tests set forth in the applicable Treasury regulations (a “Specified Security”). Based on certain determinations made by us using current market conditions, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

The determination that the securities are not Specified Securities is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) will depend on our determinations made upon issuance of the securities. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Use of proceeds and hedging:

The proceeds we receive from the sale of the securities will be used for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 2 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the securities, by entering into hedging transactions with our subsidiaries and/or third party dealers. We expect our hedging counterparties to take positions in underlying shares, futures and options contracts on the underlying shares, and any component stocks of the share underlying index listed on major securities markets or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could increase the price of the underlying shares on the pricing date, and therefore increase the price at or above which the underlying shares must close on the calculation day (if the securities are not called) so that investors do not suffer a loss on their initial investment in the securities. In addition, through our subsidiaries, we are likely to modify

December 2016	Page 18

Auto-Callable Securities with Fixed Percentage Buffered Downside

Linked to the Energy Select Sector SPDR® Fund due December 31, 2018

Principal at Risk Securities

our hedge position throughout the term of the securities, including on the calculation day, by purchasing and selling the underlying shares, futures or options contracts on the underlying shares or component stocks of the share underlying index listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the calculation day approaches. We cannot give any assurance that our hedging activities will not affect the value of the underlying shares, and, therefore, adversely affect the value of the securities or the payment you will receive on the securities. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.
Benefit plan investor considerations:

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”). ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) may provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the

December 2016	Page 19

Auto-Callable Securities with Fixed Percentage Buffered Downside

Linked to the Energy Select Sector SPDR® Fund due December 31, 2018

Principal at Risk Securities

provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)   the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)   we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

(iii)  any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)  our interests are adverse to the interests of the purchaser or holder; and

(v)   neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Morgan Stanley, Morgan Stanley Wealth Management or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the securities by the account, plan or annuity.

Additional considerations:	Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.
Supplemental information regarding plan of distribution; conflicts of interest:	MS & Co. and WFS will act as the agents for this offering. WFS will receive a commission of up to $27.50 for each security it sells. WFS proposes to offer the securities in part directly to the public at the price to public set forth on the cover page of this document and in part to Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), an affiliate of WFS, or other securities dealers at such price less a selling concession of up to $15.00 per security. In addition to the selling concession allowed to WFA, WFS will pay $0.75 per security of the

December 2016	Page 20

Auto-Callable Securities with Fixed Percentage Buffered Downside

Linked to the Energy Select Sector SPDR® Fund due December 31, 2018

Principal at Risk Securities

commission to WFA as a distribution expense fee for each security sold by WFA.

See "Plan of Distribution (Conflicts of Interest)" in the accompanying product supplement for auto-callable securities for information about the distribution arrangements for the securities. References therein to "agent" refer to each of MS & Co. and WFS, as agents for this offering, except that references to "agent" in the context of offers to certain Morgan Stanley dealers and compliance with FINRA Rule 5121 do not apply to WFS. MS & Co., WFS or their affiliates may enter into hedging transactions with us in connection with this offering.

MS & Co. is our wholly owned subsidiary and it and other subsidiaries of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities, including the call payment amounts, such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” beginning on page 3.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.
Where you can find more information:

Morgan Stanley has filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities, the index supplement and any other documents relating to this offering that Morgan Stanley has filed with the SEC for more complete information about Morgan Stanley and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for auto-callable securities and the index supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated February 29, 2016

Index Supplement dated February 29, 2016

Prospectus dated February 16, 2016

Terms used but not defined in this document are defined in the product supplement for auto-callable securities, in the index supplement or in the prospectus. As used in this document, the “Company,” “we,” “us” and “our” refer to Morgan Stanley.

December 2016	Page 21